SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): April 4, 1997




                       MidAmerican Energy Holdings Company
                       -----------------------------------
             (Exact name of registrant as specified in its charter)




     Iowa                      1-12459               42-1451822
     ----                      -------               ----------
(State or other            (Commission File        (IRS Employer
jurisdiction of                 Number)          Identification No.)
incorporation)




666 Grand Avenue, P. O. Box 657, Des Moines, Iowa      50303-0657
-------------------------------------------------      ----------
(Address of principal executive offices)               (Zip Code)







Registrant's telephone number, including area code:    515/242-4300
                                                       ------------



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Item 5  Other Events.
        ------------

          MidAmerican Energy Holdings Company ("MidAmerican" or "Company") announced on April 4, 1997 that it has purchased more than 1.1 million shares of its common stock over the past three week period. MidAmerican announced a stock repurchase program on March 6, 1997 with the intent to repurchase up to $200 million of its common stock from time to time as market conditions warrant, completing the entire repurchase program by December 31, 1998. Dillon, Read & Co. Inc. Has been retained as agent for the repurchase program.

          MidAmerican now has just under 100 million common shares outstanding. The Company's common stock is traded on the New York Stock Exchange under the symbol MEC. A copy of MidAmerican's press release with respect to the stock repurchase program is attached as an exhibit to this report.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

                 (c)  Exhibits.
                      --------

                  1. Press Release of MidAmerican Energy Holdings Company dated April 4, 1997.



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                                    Signature



          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          MIDAMERICAN ENERGY HOLDINGS COMPANY



                                          /s/ Paul J. Leighton
                                          --------------------------------------
                                          Paul J. Leighton
                                          Vice President and Corporate Secretary



April 4, 1997



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